Report of Independent Registered Public
Accounting Firm

To the Board of Managers and Members of
Ramius IDF Master Fund LLC

In planning and performing our audit of
the financial statements of Ramius IDF
Master Fund LLC ( the Fund ) as of
March 31, 2013 and for the year then
ended, in accordance with the standards
of the Public Company Accounting
Oversight Board (United States), we
considered the Fund's internal control
over financial reporting, including
controls over safeguarding securities,
as a basis for designing our auditing
procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting.
Accordingly, we do not express an
opinion on the effectiveness of the
Fund's internal control over financial
reporting.

The management of the Fund is
responsible for establishing and
maintaining effective internal control
over financial reporting.  In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of controls.
A fund s internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the
preparation of financial statements for
external purposes in accordance with
generally accepted accounting
principles.  A fund s internal control
over financial reporting includes
those policies and procedures that
(1) pertain to the maintenance of
records that, in reasonable detail,
accurately and fairly reflect the
transactions and dispositions of the
assets of the fund
(2) provide reasonable assurance that
transactions are recorded as necessary
to permit preparation of financial
statements in accordance with generally
accepted accounting principles, and
that receipts and expenditures of the
fund are being made only in accordance
with authorizations of management and
Board of Managers of the fund and (3)
provide reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use or
disposition of a fund s assets that
could have a material effect on the
financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements.  Also, projections
of any evaluation of effectiveness
to future periods are subject to the
risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A deficiency in internal control
over financial reporting exists
when the design or operation of a
control does not allow management
or employees, in the normal
course of performing their assigned
functions, to prevent or detect
misstatements on a timely basis.  A
material weakness is a deficiency,
or a combination of deficiencies,
in internal control over financial
reporting, such that there is a
reasonable possibility that a
material misstatement of the Fund s
annual or interim financial
statements will not be prevented or
detected on a timely basis.

Our consideration of the Fund s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies in the Fund s internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2013.

This report is intended solely for the
informationand use of management and
the Board of Managers of Ramius IDF
Master Fund LLC and the Securities
and Exchange Commission and is not
intended to be and should not be used
by anyone other than these specified
parties.




PricewaterhouseCoopers LLP
New York, New York
May 30, 2013